UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 11, 2011
L-1 IDENTITY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-33002 (Commission File Number)	02-0807887 (I.R.S. Employer Identification No.)

177 BROAD STREET STAMFORD, CT (Address of Principal Executive Offices)		06901 (Zip Code)
Registrant’s telephone number including area code: (203) 504-1100
Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On February 11, 2011, L-1 and Safran SA jointly determined to withdraw and re-file their joint voluntary notification to the Committee on Foreign Investment in the United States (CFIUS) in connection with L-1’s previously announced merger transaction with Safran in order to provide additional time to continue the negotiation of a mitigation agreement with the CFIUS agencies.
As previously disclosed, in connection with the Safran merger, on November 24, 2010, L-1 and Safran submitted a joint voluntary notice to CFIUS. The initial 30-day CFIUS review period was completed on December 28, 2010 and on such date the parties received a letter advising that CFIUS would proceed with a 45-day investigation of the Safran merger, which had been expected given the nature of L-1’s business and the French government’s ownership stake in Safran. Pursuant to discussions with CFIUS, on February 11, 2011 L-1 and Safran jointly determined to withdraw and re-file the joint voluntary notice in order to provide additional time to continue the negotiation of a mitigation agreement with the CFIUS agencies. Pursuant to the CFIUS regulations, after the re-filing is accepted, a second initial 30-day review period will commence. At the end of the 30-day period, CFIUS will determine whether it will proceed with a second 45-day investigation period. The negotiation of the mitigation agreement with the CFIUS agencies may be completed prior to the end of the initial 30-day review period or may extend through the subsequent investigation period.
L-1 continues to expect the Safran merger to close during the first quarter of 2011, subject to the timing of the CFIUS process in respect of the Safran merger and completion of the BAE Systems transaction, and assuming satisfaction or waiver of all other applicable conditions. L-1 continues to expect the BAE Systems transaction to close during the first quarter of 2011, subject to the satisfaction or waiver of all applicable conditions, including the receipt of a confirmation from a U.S. government customer in connection with a planned contract novation.
Forward Looking Statements
This communication contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect the Company’s current views based on management’s beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the availability of customer funding for L-1 products and solutions, general economic and political conditions, the timing of consummating the previously announced proposed transactions with BAE Systems and Safran, the risk that a condition to closing such transactions may not be satisfied or waived, the risk that a regulatory approval that may be required for such transactions is not obtained or is obtained subject to conditions that are not anticipated, the ability of the Company to successfully refinance or amend its credit agreement on a timely basis if required, and additional risks and uncertainties described in the Securities and Exchange Commission filings of L-1 Identity Solutions, including its Form 10-K for the year ended December 31, 2009, its Form 10-Q for the quarter ended September 30, 2010 and the Form 8-K filed on November 17, 2010. L-1 Identity Solutions expressly disclaims any intention or obligation to update any forward-looking statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 11, 2011

L-1 IDENTITY SOLUTIONS, INC.
By:	/s/ Mark S. Molina
	Name:	Mark S. Molina
	Title:	EVP, Chief Legal Officer & Secretary